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                                                                     EXHIBIT 3.2

                                    RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                               NETCREATIONS, INC.

                UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW
                              --------------------

            Rosalind Resnick, President of NetCreations, Inc. (the "Corporation"), a corporation organized pursuant to Section 402 of the Business Corporation Law of the State of New York, hereby certifies:

            1.    The name of the Corporation is NetCreations, Inc.

            2. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of New York on January 17, 1996.

            4. This Restated Certificate of Incorporation of the Corporation hereby amends the following:

                  (a) Article 3. to change the location of the Corporation's office from Kings County to New York County;

                  (b) (i) Article 4. to increase the number of the Corporation's authorized common stock from 2,000 shares of common stock, $.01 par value per share, to 50,000,000 shares of common stock $.01 par value per share;

                  (b) (ii) to authorize 5,000,000 shares of preferred stock, $.01 par value per share;

                  (c) Article 5. to change the Corporation's address of service of process and shall be amended to become Article Twelfth;

                  (d) A new Article Fifth shall be added to eliminate the preemptive rights of the shareholders;

                  (e) Article 6. To eliminate the personal liability of the directors and officers to the Corporation to the extent permitted by New York law and is amended to become Article Seventh;

                  (f) A new Article 6. Shall be amended to permit the election of directors other than by written ballot, and to authorize the Board of Directors to adopt, amend, or repel the Bylaws;


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                  (g)   Article 7. which names the registered agent in New York
upon whom process against the Corporation may be served is deleted, and the authority of the registered agent is hereby revoked;

                  (h) A new Article Eighth shall be added to authorize the indemnification of the directors and officers to the fullest extent permitted by New York law; and further, to establish the procedures for such indemnification;

                  (i) A new Article Ninth shall be added to require that advance notice of shareholder nominations for election of directors and other business to be brought by the shareholders before a shareholder meeting, be given in the manner provided by the Bylaws;

                  (j) A new Article Tenth shall be added to require that shareholders may only take action at a meeting and not by written consent;

                  (k) A new Article Eleventh shall be added to provide that special meetings of shareholders may only be called by the Chairman of the Board, President, the majority of the Board of Directors, or holders of at least 50% of the outstanding stock;

                  (l) A new Article Twelfth shall be added to change the Corporation's address of service of process; and further

                  (m) A new Article Thirteenth shall be added to reserve the right of the Corporation to amend, alter, change or repeal any provisions in this Restated Certificate of Incorporation prescribed by statute and all rights conferred upon the shareholders subject to this reservation.

            4. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

            FIRST: The name of the Corporation is NetCreations, Inc.

            SECOND: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the New York Business Corporation Law. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any official, department, board, agency or other body of the State of New York without such consent or approval first being obtained.

            THIRD: The office of the Corporation is to be located in the City of New York, County of New York, State of New York.

            FOURTH: The aggregate number of shares of all classes which the Corporation shall have the authority to issue is shares, divided into two classes, of which 5,000,000 shares shall be designated Preferred Stock (par value $.01 per share) and 50,000,000 shares shall be


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designated Common Stock (par value $.01 per share).

            The relative rights, preferences and limitations of the shares of Preferred Stock and the shares of Common Stock shall be as follows:

A.    PREFERRED STOCK

            1. ISSUANCE IN SERIES. The shares of Preferred Stock may be divided into and issued in one or more series, and each series shall be designated to distinguish the shares of such series from the shares of all other series. All shares of Preferred Stock shall be of equal rank and identical except to the extent that variations in the relative rights, preferences, and limitations enumerated in subparagraphs (a) through (h), inclusive, of Section 2 of this Paragraph A may be fixed and determined by the Board of Directors between series hereafter established; and each share of a series shall be of equal rank and identical in all respects with the other shares of such series.

            2. AUTHORITY OF THE BOARD WITH RESPECT TO SERIES. Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article Fourth, to establish and designate one or more series of Preferred Stock, and with respect to each such series, to fix and determine the following variations in the relative rights, preferences and limitations of each such series so established:

                  (a) the distinctive designation of such series and the number of shares which shall constitute such series which number may be increased (except as otherwise provided by the Board of Directors for such series) or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

                  (b) the annual rate of dividends payable on shares of such series, and the date or dates when such dividends shall be payable;

                  (c) the time or times when and the price or prices at which shares of such series shall be redeemable;

                  (d) the amount payable on shares of such series in the event of any dissolution, liquidation or winding-up of the affairs of the Corporation;

                  (e) if the shares of such series are to be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of such series, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

                  (f) if the shares of such series are to be convertible into or exchangeable for shares of Common Stock or shares of any other series of Preferred Stock, the conversion price or prices or the rate or rates of exchange and the terms and conditions of such


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conversion or exchange;

                  (g) the voting rights, if any, of such series, in addition to the voting rights provided in Section 5 of this Paragraph A; and

                  (h) such other relative rights, preferences and limitations of shares of such series as the Board of Directors may deem advisable and as are not inconsistent with the provisions of the Certificate of Incorporation and are permitted by law.

            3. DIVIDENDS. (a) The holders of shares of Preferred Stock of each series shall be entitled to receive, out of the assets of the Corporation which are by law available for the payment of dividends, cash dividends at the rate per annum fixed by the Board of Directors for such series, and no more, payable at such time or times (and shall be cumulative from such date or dates) as shall be fixed by the Board of Directors for such series. If shares of Preferred Stock of more than one series are outstanding, and the stated dividends are not paid in full, the shares of all series shall share ratably in the payment of dividends (including accumulations, if any), in accordance with the sum which would be payable on such shares if all dividends were declared and paid in full. Cash dividends upon shares of Preferred Stock of any series shall commence to accrue and shall be cumulative from the dividend payment date as of which cash dividends shall have been paid next preceding the date of issue thereof, unless the date of issue thereof is a dividend payment date as of which cash dividends shall have been paid, in which case dividends shall accrue and shall be cumulative from such dividend payment date, or unless the date of issue thereof is prior to the first dividend payment date, in which case dividends shall commence to accrue and shall be cumulative from the date of issue thereof.

                  (b) If dividends shall not have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock of any series, such deficiency shall be cumulative in full and thereby accumulate. Accumulated dividends on the shares of Preferred Stock shall not bear interest. No dividend or distribution, whether in cash, stock (other than Junior Shares) or other property, shall be paid or declared or set apart for payment in respect of the Common Stock or any other class of stock of the Corporation hereafter authorized ranking junior to the Preferred Stock as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up (such Common Stock and other classes of stock being herein called the "Junior Shares") and no Junior Shares shall be purchased, redeemed or otherwise acquired for value by the Corporation, unless, at the date of such declaration, distribution, other payment, purchase, redemption or other acquisition, all accumulated dividends on the then outstanding shares of Preferred Stock of all series for all past quarterly dividend periods and the then current quarterly dividend period shall have been paid or declared and set apart for payment in full.

            4. REDEMPTION. (a) The shares of Preferred Stock of any series then outstanding shall be redeemable, in whole or in part, at the option of the Corporation, by resolution of its Board of Directors, at any time or from time to time at the applicable redemption


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price fixed by the Board of Directors for such series, together with all dividends accrued thereon to the date fixed for redemption and not theretofore paid or declared and set apart for payment in full. In case of redemption of a part only of the shares of Preferred Stock of any series at the time outstanding, the redemption may be either pro rata or by lot, as determined by the Board of Directors. Subject to the foregoing the Board of Directors shall have full authority and power to prescribe the manner in which the drawing by lot or the pro rata redemption shall be conducted and the terms and conditions upon which the shares of Preferred Stock of any series shall be redeemed.

                  (b) Notice of every redemption of shares of Preferred Stock in the form approved by the Board of Directors shall be given by mailing such notice, postage prepaid, not less than 10 or more than 20 days before the date fixed for such redemption to each holder of record of shares so to be redeemed at his address as the same shall appear on the books of the Corporation and the transfer records of the Corporation may be closed as to such shares at any time prior to the date fixed for redemption. Each such notice shall specify the date fixed for redemption and the place where payment of the redemption price is to be made. Failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for such redemption except as to any holder to whom the Corporation has failed to mail such notice or whose notice was defective. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

                  (c) At any time on or after notice of redemption has been duly given as provided above, the Corporation may deposit the aggregate redemption price in trust with a bank or trust company named in such notice, doing business in the United States, and having a capital, surplus and undivided profits aggregating at least $15,000,000 for payment on or before the date fixed for redemption in respect of the shares called for redemption. Such deposit of funds shall not relieve the Corporation of its obligation to pay the redemption price when due, if for any reason, such bank or trust company shall not make such payment of the redemption price. Any interest accrued on funds which are so deposited shall be paid to the Corporation from time to time, and the holders of shares to be redeemed shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from date fixed for redemption shall be repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for payment of the amounts to which they are entitled under this Section 4.

                  (d) If notice of redemption shall have been duly given as provided above, upon the deposit of the aggregate redemption price in trust in accordance with subparagraph (c) of this Section 4, or if no such deposit is made, on and after the date fixed for redemption (unless the Corporation shall default in making payment of the redemption price) (i) all shares so called for redemption shall be deemed no longer outstanding; (ii) all rights with respect to such shares, including, but not limited to, the right to receive dividends thereon, shall cease and terminate notwithstanding that any certificate for such shares so called for redemption


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shall not have been surrendered for redemption; and (iii) the holders of such shares so called for redemption shall cease to be shareholders in respect thereof and shall have no interest or claim against the Corporation except the right to receive the redemption price, without interest, upon surrender of their certificates for cancellation.

            5. VOTING RIGHTS. Except as otherwise fixed and determined by the Board of Directors in any resolution providing for the issuance of any series of Preferred Stock, or as otherwise provided herein or required by law, the holders of shares of Preferred Stock shall not be entitled to vote at any annual or special meeting of shareholders of the Corporation, PROVIDED, HOWEVER, that so long as any shares of Preferred Stock of any series shall be outstanding the Corporation shall not, without the affirmative vote or written consent of the holders of record of two-thirds of the aggregate number of shares of Preferred Stock of all series then outstanding, voting as a class, (i) increase the total number of authorized shares of Preferred Stock, (ii) create or issue any shares of any class of capital stock ranking, either as to payment of dividends or distribution of assets upon dissolution, liquidation or winding-up prior to or on a parity with the Preferred Stock, or (iii) alter or change the designation or the relative rights, preferences and limitations of the Preferred Stock as a class; and PROVIDED FURTHER that nothing herein contained shall require the class vote or consent of the holders of shares of Preferred Stock for or in respect of (i) any increase in the total number of authorized shares of Common Stock or (ii) the fixing of any of the relative rights, preferences and limitations of any series of Preferred Stock that may be fixed and determined by the Board of Directors as provided in Section 2 of this Paragraph A.

            6. DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts or other liabilities of the Corporation, the holders of all then outstanding shares of Preferred Stock of each series shall be entitled to receive, out of the net assets of the Corporation, an amount in cash for each share equal to the amount fixed by the Board of Directors for such series of Preferred Stock, together with all dividends accrued thereon to the date fixed for distribution and not theretofore paid or declared and set apart for payment in full before any distribution is made to the holders of Junior Shares. If upon any dissolution, liquidation or winding up of the affairs of the Corporation, the net assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock in full the amounts to which they respectively shall be entitled, the holders of all outstanding shares of Preferred Stock of all series shall share ratably in any distribution of assets in accordance with the sums which would be payable upon such distribution if all sums payable were paid in full. Neither the merger nor the consolidation of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a liquidation or winding up of the affairs of the Corporation within the meaning of this Article Fourth.

B. COMMON STOCK

            1. DIVIDENDS. Subject to the preferential rights of the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if


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declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of Common Stock.

            2. VOTING RIGHTS. At every annual or special meeting of shareholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the books of the Corporation in the election of directors and upon all other matters.

            3. DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and of the amounts to which the holders of all outstanding shares of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

            FIFTH: No shareholder of the Corporation shall, by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Corporation, now or hereafter to be authorized, or any other securities convertible into or carrying rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or the issuance of shares upon exercise of any rights or options or upon conversion of such other securities would adversely affect the dividend or voting rights of such shareholder. The Board of Directors may issue, and grant rights or options to purchase, shares of any class of the Corporation, now or hereafter to be authorized, or any other securities convertible into or carrying rights or options to purchase shares of any class, now or hereafter to be authorized, without offering any such shares or other securities, either in whole or in part, to the shareholders of any class.

            SIXTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided:

            1. Election of directors need not be by written ballot.

            2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

            SEVENTH: Except to the extent that the Business Corporation Law of New York prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment. Notwithstanding any other provisions of law, the Amended and Restated


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Certificate of Incorporation or the By-Laws of the Corporation, and
notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least sixty-six 2/3 percent (66 2/3%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SEVENTH.

            EIGHTH: 1. ACTIONS, SUITS AND PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation theeof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

            2. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation.


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partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the appropriate court shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the appropriate court shall deem proper.

            3. INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

            4. NOTIFICATION AND DEFENSE OF CLAIM. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a


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conflict of interest or position on any significant issue between the
Corporation and the Indemnitee in the conduct of the defense of such action or
(iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

            5. ADVANCE OF EXPENSES. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to
Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

            6. PROCEDURE FOR INDEMNIFICATION. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnifiction or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (e) a court of competent jurisdiction.

            7. REMEDIES. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the


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Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period refered to above in Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to
Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

            8. SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article or of the relevant provisions of the Business Corporation Law of New York or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

            9. OTHER RIGHTS. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

            10. PARTIAL INDEMNIFICATION. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.


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            11. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Business Corporation Law of New York.

            12. MERGER OR CONSOLIDATION. If the Corporation is merged into or consolidated with another corportion and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

            13. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or adminstrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

            14. SUBSEQUENT LEGISLATION. If the Business Corporation Law of New York is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall Indemnify such persons to the fullest extent permitted by the Business Corporation Law of New York, as so amended.

            15. AMENDMENTS TO ARTICLE. Notwithstanding any other provisions of law, this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least sixty-six 2/3 percent (66 2/3%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article EIGHTH.

            NINTH: 1. SHAREHOLDER NOMINATIONS AND INTRODUCTION OF BUSINESS, ETC. Advance notice of shareholder nominations for election of directors and other business to be brought by shareholders before a meeting of shareholders shall be given in the manner provided by the By-Laws of the Corporation.

            2. AMENDMENTS TO ARTICLE. Notwithstanding any other provisions of law, this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least sixty-six 2/3 percent (66 2/3%) of the shares of capital stock of the


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Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article
NINTH.

            TENTH: Shareholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, the Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least sixty-six 2/3 percent (66 2/3%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

            ELEVENTH: Special meetings of shareholders may be called at any time by only the Chairman of the Board of Directors, the President, a majority of the Board of Directors or the holders of at least fifty percent (50%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote. Business transacted at any special meeting of shareholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least sixty-six 2/3 percent (66 2/3%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

            TWELFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: 379 West Broadway, Suite 202, New York, New York 10012.

            THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated certificate of incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

            5. This Amended and Restated Certificate of Incorporation was authorized by majority vote of the Board of Directors and by majority vote of the Shareholders of the Corporation.



            IN WITNESS WHEREOF, I have made and signed this certificate this 3rd day of September, 1999 and I affirm the statements contained therein are true under penalties of perjury.


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                                             /s/ ROSALIND RESNICK
                                             --------------------
                                             Rosalind Resnick
                                             President


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